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                                                                     Exhibit 5.2

                                  April 5, 2004


Medex, Inc.
MedVest Holdings Corporation
Medex Medical, Inc.
Medex Cardio-Pulmonary, Inc.
2231 Rutherford Road
Carlsbad, California 92008

   RE:  REGISTRATION STATEMENT ON FORM S-4 OF MEDEX, INC.

Ladies and Gentlemen:

          We have acted as special counsel to Medex, Inc., an Ohio corporation ("MEDEX"), MedVest Holdings Corporation, an Ohio corporation and sole shareholder of Medex ("MEDVEST"), Medex Cardio-Pulmonary, Inc, an Ohio corporation and wholly-owned subsidiary of Medex ("MEDEX CARDIO-PULMONARY"), Medex Medical, Inc., an Ohio corporation and wholly-owned subsidiary of Medex ("MEDEX MEDICAL" and together with Medex Cardio-Pulmonary, Medex and MedVest, the "MEDEX PARTIES" and each, individually, a "MEDEX PARTY"), in connection with the preparation of the Registration Statement on Form S-4 (the "REGISTRATION STATEMENT"), to be filed with the Securities and Exchange Commission (the "COMMISSION"), on behalf of Medex and the other Medex Parties, relating to Medex's offer to exchange Medex's currently outstanding $200 million aggregate principal amount of 8 7/8% senior subordinated notes due 2013 (the "OLD NOTES") and related guarantees (the "OLD GUARANTEES"), for an equivalent principal amount of Medex's 8 7/8% senior subordinated notes due 2013 (the "EXCHANGE NOTES") and related guarantees (the "EXCHANGE GUARANTEES"), all as more fully described in the Registration Statement. The Exchange Notes and Exchange Guarantees will be issued under Medex's Indenture, dated as of May 21, 2003 (the "INDENTURE"), among the Medex Parties and The Bank of New York, as trustee (the "TRUSTEE"), and pursuant to the terms of that certain Exchange and Registration Rights Agreement, dated as of May 21, 2003 (the "REGISTRATION RIGHTS AGREEMENT"), among the Medex Parties and Lehman Brothers Inc. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Registration Rights Agreement.

          This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "SECURITIES ACT").

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Medex, Inc.
April 5, 2004
Page 2

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

          (a)     the Registration Statement;

          (b)     the Purchase Agreement;

          (c)     the Indenture;

          (d)     the Registration Rights Agreement;

          (e)     the form of the Exchange Notes; and

          (f)     the form of Exchange Guarantees.

          The agreements and other documents referred to in the foregoing clauses (a) through (f) are collectively referred to as the "TRANSACTION DOCUMENTS." In rendering this opinion, we have also examined originals, or copies certified or otherwise authenticated to our satisfaction, of the following documents and corporate records:

          (a) A copy of resolutions adopted by the Board of Directors of Medex, dated as of May 8, 2003, authorizing, INTER ALIA, the preparation and filing of the Registration Statement registering the Exchange Notes and the Exchange Guarantees, certified as true and correct as of the date hereof, by the Secretary of Medex;

          (b) A copy of the Second Amended Regulations, as amended, of Medex, certified as true and correct as of the date hereof, by the Secretary of Medex;

          (c) A certificate from the Secretary of State of Ohio, dated November 5, 2003, with respect to the Articles of Incorporation of Medex, as of such date, and also certified as true and correct as of the date hereof, by the Secretary of Medex (the "MEDEX ARTICLES");

          (d) A certificate from the Secretary of State of Ohio, dated as of the date hereof, with respect to the status of Medex as a corporation in good standing under the laws of the State of Ohio;

          (e) A copy of resolutions adopted by the Board of Directors of MedVest, dated as of May 8, 2003, authorizing, INTER ALIA, the preparation and filing of the Registration Statement registering the Exchange Notes and the Exchange Guarantees, certified as true and correct as of the date hereof, by the Secretary of MedVest;

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Medex, Inc.
April 5, 2004
Page 3


          (f) A copy of the Regulations, as amended, of MedVest, certified as true and correct as of the date hereof, by the Secretary of MedVest;

          (g) A certificate from the Secretary of State of Ohio, dated November 5, 2003, with respect to the Articles of Incorporation of MedVest, as of such date, and also certified as true and correct as of the date hereof, by the Secretary of MedVest (the "MEDVEST ARTICLES");

          (h) A certificate from the Secretary of State of Ohio, dated as of the date hereof, with respect to the status of MedVest as a corporation in good standing under the laws of the State of Ohio;

          (i) A copy of resolutions adopted by the Board of Directors of Medex Cardio-Pulmonary, dated as of May 8, 2003, authorizing, INTER ALIA, the preparation and filing of the Registration Statement registering the Exchange Notes and the Exchange Guarantees, certified as true and correct as of the date hereof, by the Secretary of Medex Cardio-Pulmonary;

          (j) A copy of the Amended and Restated Regulations of Medex Cardio-Pulmonary, certified as true and correct as of the date hereof, by the Secretary of Medex Cardio-Pulmonary;

          (k) A certificate from the Secretary of State of Ohio, dated November 5, 2003, with respect to the Articles of Incorporation of Medex Cardio-Pulmonary, as of such date, and also certified as true and correct as of the date hereof, by the Secretary of Medex Cardio-Pulmonary (the "MEDEX CARDIO-PULMONARY ARTICLES");

          (l) A certificate from the Secretary of State of Ohio, dated as of the date hereof, with respect to the status of Medex Cardio-Pulmonary as a corporation in good standing under the laws of the State of Ohio;

          (m) A copy of resolutions adopted by the Board of Directors of Medex Medical, dated as of May 8, 2003, authorizing, INTER ALIA, the preparation and filing of the Registration Statement registering the Exchange Notes and the Exchange Guarantees, certified as true and correct as of the date hereof, by the Secretary of Medex Medical;

          (n) A copy of the Amended and Restated Regulations of Medex Medical, certified as true and correct as of the date hereof, by the Secretary of Medex Medical;

          (o) A certificate from the Secretary of State of Ohio, dated November 5, 2003, with respect to the Articles of Incorporation of Medex Medical, as of such date, and also certified as true and correct as of the date hereof, by the Secretary of Medex Medical (the "MEDEX MEDICAL ARTICLES");

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Medex, Inc.
April 5, 2004
Page 4


          (p) A certificate from the Secretary of State of Ohio, dated as of the date hereof, with respect to the status of Medex Medical as a corporation in good standing under the laws of the State of Ohio;

          (q) Such other ledgers, minutes, minute books, certificates of officers of the Medex Parties and records certifications or representations as to factual matters of public officials as we have deemed necessary or appropriate for the purpose of this opinion.

          Further, all opinions expressed herein are premised upon the assumptions, to the extent relevant to the opinions expressed, that:

          (i) All records and documents examined by us in preparation of this opinion are complete, authentic and accurate;

          (ii) All documents submitted to us as copies in connection with this opinion conform to the originals thereof;

          (iii) No action has been taken which amends, revokes or terminates any of the documents or records which we have reviewed;

          (iv) All signatures contained in such records and documents are genuine signatures of parties purporting to have signed the same; and

          (v) All natural persons signing said documents and records had, at the time of such signing, full legal capacity (other than natural persons signing the Transaction Documents in their capacity as officers of the Medex Parties) to sign and deliver said documents.

          Although we have premised our opinions contained herein upon the assumptions stated above and have neither independently investigated nor attempted to verify or established the accuracy of such matters, nothing is actually known by those attorneys in our firm who have devoted substantive attention to, or who have had active involvement in, the transactions contemplated by the Transaction Documents, the negotiation or documentation of such transactions, or the opinions herein rendered with respect to such transactions, leading them to question the accuracy of such assumptions.

          We have relied upon the above-referenced documents: (a) the Medex Articles; (b) the MedVest Articles; (c) the Medex Cardio-Pulmonary Articles; and
(d) the Medex Medical Articles (collectively, the "BUSINESS ENTITY DOCUMENTS"). Although we have neither independently investigated nor attempted to verify or establish the accuracy or completeness of the matters set forth in the items referred to in the Business Entity Documents, nothing has come to the attention of those attorneys in our firm who have, as attorneys, devoted substantive attention to the transactions contemplated by the Transaction Documents which would lead us to question the accuracy of such matters.

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Medex, Inc.
April 5, 2004
Page 5


          Based upon and subject to the foregoing, and upon such further investigation of law as we have deemed necessary, and subject to the qualifications, exceptions, limitations and further assumptions set forth below, we are of the opinion that:

          1. The issuance and exchange of the Exchange Notes for the Old Notes and the issuance of the Exchange Guarantees have been duly and validly authorized by requisite corporate action on the part of the applicable Medex Parties.

          The foregoing opinion is subject to the following further assumptions, limitations, qualifications and exceptions:

          The opinion expressed herein is limited to the laws of the State of Ohio and United States federal laws and we express no opinion as to the effect or applicability of the laws of any other jurisdictions. Our opinion as to Ohio and United States laws are further limited in that we express no opinion as to any of the legal issues identified in clauses (a) though (r) of Section 19 of the Legal Opinion Accord of the ABA Section of Business Law (1991).

          This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We hereby consent to the reference to our firm under the headings "Legal Matters" in the Prospectus and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act. Subject to the foregoing, this opinion is being delivered to the Medex Parties, is intended solely for the use of the Medex Parties, and may not be relied upon by any other person for any purpose without the express written consent of the undersigned.


                                   Very truly yours,


                                   CALFEE, HALTER & GRISWOLD LLP